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                                                                  EXHIBIT (5)(h)
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                   THE UNITED STATES LIFE Insurance Company
                        IN THE CITY OF NEW YORK ("USL")
                      Administrative Center: Houston, TX          SELECT RESERVE

To Obtain a Statement of Additional Information, please complete the form below and mail to:

        THE UNITED STATES Life Insurance Company In the City of New York
        Attn:  Administrative Center
        P.O. Box 1401
        Houston, TX  77251-1401


Please send a Statement of Additional Information for the SELECT RESERVE Variable Annuity to me at the following address:

____________________________________________
Name

____________________________________________
Address

____________________________________________
City/State                     Zip Code






USL8869 0599